UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2025 (May 8, 2025)
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UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 544-5000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Transition of Elizabeth F. Whited from President
On May 9, 2025, Union Pacific Corporation (the “Company”) announced that its President, Elizabeth F. Whited, will transition from President to Strategic Advisor, effective July 1, 2025 (the “Transition Date”). Pursuant to the Transition Agreement, Ms. Whited will remain a non-officer executive of the Company to advise on matters relating to the transition until February 28, 2026, unless her employment is terminated by either party prior to such date (the period from July 1, 2025 through Ms. Whited’s actual separation date, the “Transition Period").
During the Transition Period, Ms. Whited will receive an annual base salary of $300,000, remain eligible to receive an annual bonus for the 2025 performance period, and continue to participate in the Company’s employee benefit plans, but will not be eligible to participate in the Company’s annual bonus program for any calendar year following 2025.
The Transition Agreement confirms that during and after the Transition Period, Ms. Whited’s previously granted Company equity awards will remain outstanding and continue to vest in accordance with their existing terms, subject to her compliance with the Transition Agreement and her execution and non-revocation of a general release of claims. Ms. Whited will not be eligible to receive new equity awards under the Company’s equity incentive compensation program during the Transition Period.
The Transition Agreement further provides for a general release of claims in favor of the Company, and acknowledges and affirms that Ms. Whited will be bound by and comply with certain restrictive covenants. The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which is filed herewith as Exhibit 10.1.
Transition of Principal Accounting Officer
On May 8, 2025, the Company also announced that Todd M. Rynaski will transition from Senior Vice President, Chief Accounting, Risk, and Compliance Officer to Senior Vice President-Strategy effective immediately, and will cease serving as the Company’s principal accounting officer.
On May 8, 2025, the Board of Directors of the Company approved the appointment of Carrie J. Powers as Vice President, Controller, and Chief Accounting Officer and to serve as principal accounting officer, effective immediately. Ms. Powers, age 55, has served as Assistant Vice President-Financial Reporting and Analysis since 2019. Ms. Powers has served the Company for over twenty-five years and has significant experience in all aspects of financial reporting, planning, and budgeting, as well as experience in the Company’s payroll and tax departments.
Before joining Union Pacific in 2000, Ms. Powers worked for Arthur Andersen, LLP, and the Nebraska Department of Revenue. She is a Certified Public Accountant (CPA), though currently inactive.
There is no arrangement or understanding between Ms. Powers and any other person pursuant to which she was selected as an officer. There are no family relationships between Ms. Powers and any director or executive officer of the Company. Ms. Powers does not have a direct or indirect material interest in any related person transaction as defined under the Securities and Exchange Commission’s rules and the Company’s Related Party Policy.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release regarding the transition of Ms. Whited reported above, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
10.1    Transition and Separation Agreement between the Company and Elizabeth F. Whited, dated May 8, 2025.
99.1    Press Release of Union Pacific Corporation dated May 9, 2025.
104    Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 9, 2025

UNION PACIFIC CORPORATION

By:	/s/ Jennifer L. Hamann
Jennifer L. Hamann
Executive Vice President and Chief Financial Officer